EXHIBIT 10.9
                                                                    ------------

                              PAB BANKSHARES, INC.
                  EMPLOYEE AND DIRECTOR STOCK PURCHASE PROGRAM

The purpose of the PAB Bankshares, Inc. Employee and Director Stock Purchase Program (the "Program") is to provide an opportunity for the employees and directors of PAB Bankshares, Inc. (the "Company") and its subsidiaries to conveniently purchase shares of common stock of the Company. The Company believes that employee and director participation in ownership of the Company on this basis will be to the mutual benefit of the employee and/or director and the Company. The Program is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended.

                                    ARTICLE 1
                                   DEFINITIONS

     Whenever used herein, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

     "ACCOUNT" means a Participant's account for purposes of this Plan, which shall be comprised of a Participant's Cash Account and Stock Share Account.

     "BOARD" means the Board of Directors of the Company.

     "CASH ACCOUNT" means an account maintained by the Custodian for a Participant to which Participant contributions, Employer Contributions, payroll deductions, and any interest earned if applicable, shall be credited.

     "COMMITTEE" means the committee appointed to administer the Program in accordance with Article 2.

     "COMPANY" means PAB Bankshares, Inc., a registered multi-bank holding company organized and existing as a business corporation under the laws of the State of Georgia, and any subsidiary of PAB Bankshares, Inc. which elects to participate in the Program.

     "COMPENSATION" means base pay excluding commissions, benefits, overtime, and Employer contributions to other plans.

     "CONTINUOUS EMPLOYMENT" means an uninterrupted period of employment or service as a Director with one or more Employers, including authorized leaves of absence.

     "CUSTODIAN" means The Park Avenue Bank, or any successor appointed in accordance with Article 3.

     "CUT-OFF DATE" means the date established by the Committee from time to time by which enrollment forms must be received prior to a Purchase Period.

     "DEDUCTION DATE" means the date established by the Committee that payroll deductions are made or direct payments are made to the Program.

     "DIRECTOR" means a member of the Board of Directors or advisory board of directors of an Employer.

     "EFFECTIVE DATE" shall mean July 1, 2002.

     "ELIGIBLE DIRECTOR" means a Director eligible to participate in the Program in accordance with Article 4.

     "ELIGIBLE EMPLOYEE" means an Employee eligible to participate in the Program in accordance with Article 4.

     "EMPLOYEE" means any active employee of an Employer.

     "EMPLOYER" means the Company and any subsidiary of the Company which elects to participate in the Program.


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     "NOTICE  OF  INTENTION"  means  the  form which must precede or accompany a
Participant's cash contribution to the Program and which such Participant must forward to the Committee through his Employer. This form will contain, in addition to other pertinent information, the Participant's authorization for the Custodian to acquire Stock for his benefit under the Program.

     "PARTICIPANT" means an Eligible Employee or an Eligible Director who has enrolled in the Program pursuant to Article 5.

     "PAYROLL DEDUCTION AUTHORIZATION" means the form which a Participant must forward to the Committee prior to a Cut-Off Date through his Employer so as to participate in the payroll deduction procedure of the Program. This form will contain, in addition to other pertinent information, the Participant's authorization for the Custodian to acquire Stock for his benefit under the Program.

     "PURCHASE PERIOD" means each calendar month.

     "STOCK" means the authorized and outstanding shares of voting, no par value common stock of the Company and any shares which may be issued or exchanged for such shares.

     "STOCK SHARE ACCOUNT" means the separate account, which is required to be established and maintained with respect to each Participant for the purpose of recording Stock purchased for and allocated to the Participant under the Program.

                                    ARTICLE 2
                                 ADMINISTRATION

     2.1 The Program shall be administered by a Committee appointed by the Board (the "Committee"). There shall be at least three members of the Committee, who shall not receive compensation from the Program. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of the Board. The Committee shall have the authority to delegate administrative duties to officers, directors or employees of the Company.

     2.2 The Committee shall have the power, subject to and within the limits of the express provisions of the Program, to construe and interpret the Program; to establish, amend, and revoke rules and regulations for administration of the Program; to determine all questions of policy and expediency that may arise in the administration of the Program; to make any changes to the Program or its operations to reduce or eliminate any unfavorable accounting consequences to the extent deemed appropriate by the Committee; and, generally, to exercise such powers and perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company. The Committee's determinations as to the interpretation and operation of this Program shall be final and conclusive.

     2.3 The Program provisions relating to the administration of the Program may be amended by the Committee from time to time as may be desirable to satisfy any requirements of or under the federal securities or other applicable laws of the United States, to obtain any exemption under such laws, or to reduce or eliminate any unfavorable accounting consequences.

     2.4 Each Employer shall indemnify each of its employees involved in the administration of the plan, including Committee members, against all costs, expenses and liabilities, including attorney's fees, incurred in connection with any action, suit or proceeding instituted against him alleging any act of omission or commission by him while acting in good faith in discharging his duties with respect to the Program. This indemnification is limited to the extent such costs and expenses are not covered under insurance as may be now or hereinafter provided by the Company.

                                    ARTICLE 3
                                    CUSTODIAN

     The Custodian shall receive all contributions made by the Employers and Participants in cash only or its equivalent. All contributions so received shall be held in an account established by the Custodian (the "Program Account"), and managed and administered pursuant to the terms of the Program.

     The Custodian may be removed by the Company at any time. The Custodian may resign at any time upon thirty (30) days notice in writing to the Company. Upon removal or resignation of a Custodian, the Company shall appoint a successor


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Custodian  who shall have the same powers and duties as those conferred upon the original Custodian, the predecessor Custodian shall assign, transfer, and pay over to such Custodian the funds and properties then constituting the Program Account and any and all records it might have with regard to the Program Account and the administration of the Program.

     Any corporation into which any corporate Custodian may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which all or substantially all of the business of any corporate Custodian may be transferred, shall be the successor of such Custodian without the filing of any instrument or performance of any further act.

     The Custodian shall have the following powers, authorities, duties and responsibilities in the administration and investment of the Program Account:

          (a) To cause to be purchased at the then current market price for the benefit of the Participants in the Program and the Employer unrestricted shares of Stock in its name as Custodian, to retain the same and to cause the same to be disposed of pursuant to the terms of the Program.

          (b) To cause the books and records of the Custodian to show at all times that all such investments are part of the Program.

          (c) To maintain records, including, but not limited to, those with respect to contributions made, Stock purchased, allocated and distributed to Participants and the Employer, and dividends paid to the Custodian.

          (d) To file with the appropriate governmental agencies any and all tax returns, reports and notifications required of the Program and to provide all Participants with any and all tax returns, reports and notifications to which they are entitled.

          (e) To make, execute, acknowledge and deliver any and all documents as may be necessary or appropriate to carry out the powers herein granted.

          (f) To do all such acts, take all such proceedings, and exercise all such rights and privileges, although not specifically mentioned herein, as the Custodian may deem necessary or desirable to administer the Program Account, and to carry out and satisfy the purposes and intent of the Program.

     Each Employer shall indemnify and hold harmless the Custodian and each of its employees against any and all losses, claims, damages, liabilities and expense including, without limitation, reasonable costs of investigation and counsel fees and disbursements which may be imposed upon the Custodian or its employees incurred by it or them in connection with its or their acceptance of its or their appointment as Custodian hereunder or the performance of its or their duties hereunder, including, without limitation, any litigation arising from the Program or involving the subject matter hereof.

     The Custodian shall keep accurate and detailed accounts of all receipts, disbursements, and other transactions hereunder. All accounts, books, and records relating to such transactions shall be open to inspection and audit at all reasonable times by any person designated by the Committee.

     On or before the tenth (10th) day following the last day of each calendar year or upon such other reporting schedules and for such other reporting periods as the Committee and Custodian shall agree, the Custodian shall file with the Committee a written report setting forth all receipts, disbursements, and other transactions effected during such preceding month or reporting period, and setting forth the current status of the Program Account.

     As soon as practicable following the end of each calendar year, or more often as the Committee elects, the Custodian will send to each Participant a statement showing all transactions in his Account, including a statement showing the number and cost of shares in his Stock Share Account and the value of his Cash Account as of the date of such report, and showing the approximate number of employees participating in the Program and the number eligible to participate. A Participant desiring further information as to the status of his Account may contact the Committee. Neither the Committee, the Custodian, nor any Employer has any responsibility for the value of the common stock of the Company in a Participant's Stock Share Account.


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                                    ARTICLE 4
                                  PARTICIPATION

     4.1 Each Employee who has completed thirty (30) days of Continuous Employment with an Employer shall be eligible to participate in the Program as of the first Purchase Period beginning on or first following the date such individual satisfies such service requirement. Each Director shall be eligible to participate in the Program as of the first Purchase Period beginning on or first following the date such individual becomes a Director. An Eligible Employee or Eligible Director who does not elect to participate in the Program as of the Purchase Period he is first eligible to participate in the Program will become eligible as of the Purchase Period which begins on the next calendar quarter, or on any calendar quarter thereafter. A person who is eligible for participation in the Program as both an Employee and as a Director shall be limited to participation in the Program in the capacity of his choice.

                                    ARTICLE 5
                                  CONTRIBUTIONS

     5.1 An Eligible Employee may enroll in the Program for a Purchase Period (which election may be on an ongoing basis) by completing and signing a Payroll Deduction Authorization and submitting such form to the Company in accordance with procedures established by the Committee on or before the Cut-Off Date with respect to that Purchase Period. Thereafter, an Eligible Employee may change his election for any future Purchase Period by completing and submitting a revised Payroll Deduction Authorization and submitting such form to the Company in accordance with procedures established by the Committee on or before the Cut-Off Date with respect to such Purchase Period. Each Eligible Employee may also make a direct contribution in lieu of or in addition to payroll deduction in accordance with procedures established by the Committee. The maximum annual contribution that may be made by an Eligible Employee is the lesser of $2,000 or 10% of such Eligible Employee's Compensation.

     5.2 An Eligible Director may enroll in the Program for a Purchase Period by completing and signing a Notice of Intention and submitting such form to the Company in accordance with procedures established by the Committee on or before the Cut-Off Date with respect to that Purchase Period. The minimum annual contribution that may be made by an Eligible Director is $120 and the maximum annual contribution is $2,000.

     5.3 In addition to the foregoing contributions and subject to the provisions of Section 6.2 below, the Employers shall make an Employer Contribution to the Account of each Eligible Employee and each Eligible Director of an amount equal to fifty percent (50%) of the amount contributed by and/or withheld from the Eligible Employee or Eligible Director for a calendar quarter.

                                    ARTICLE 6
                                    PURCHASE

     6.1 As soon as practicable after the end of each Purchase Period, the Employers shall remit Participant payroll deductions and Participant direct contributions to the Custodian, which amounts shall be immediately credited to each Participant's Cash Account. In addition, as soon as practicable after the end of each calendar quarter, the Employers shall remit Employer Contributions required to be made in accordance with Section 5.3.

     6.2 As soon as practicable after receipt of Participant payroll deductions, Participant direct contributions and Employer Contributions, the Company will direct the Custodian to use such funds to purchase issued and outstanding shares of Stock at the current market price for the accounts of Participants. The Custodian is under no obligation to purchase Stock immediately on receipt of contributions but should acquire shares without disruption of normal market activity and at a price it deems in its sole discretion is to the best benefit of Participants and beneficiaries. Subject to limitations of applicable law, the Custodian is authorized and empowered to purchase shares of Stock notwithstanding the fact that any independent dealer from or registered broker through whom it may purchase such shares may have acquired such shares from Directors or Employees of an Employer or its affiliates or from any other related persons or organization, and notwithstanding the fact that the registered broker or dealer may be acting as broker or dealer for Directors or Employees or for any other related persons or organizations. Subject to limitations of applicable law, the Custodian is authorized and empowered to purchase shares of Stock from Directors or Employees of an Employer or from any other related persons or organizations. As soon as practical after each purchase, the Custodian will determine the average cost per share of all shares so purchased and will then ratably allocate such shares to the Stock Share Account of each Participant according to a fraction determined by dividing the balance in each Participant's Cash Account by the balance in all Participant's Cash Accounts, charging each Cash Account with the average cost of the shares so allocated.


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     Normal  and  customary  broker's  fees,  commissions,  postage  and  other transactional costs actually incurred in connection with the purchase of Stock under the Program will be included in the cost of such Stock to each Participant. Interest shall be credited to each Participant based on the cash held in his Cash Account. Cash dividends, stock dividends, stock splits and similar changes with regard to Stock will be credited to Participants on the basis of the number of shares theretofore allocated to each Participant's Stock Share Account to the extent that any such dividend or split is attributable to such allocated Stock. Cash dividends received by the Program with regard to the Stock will not reduce the amount of Participant and Employer Contributions otherwise allowable under the Program. Such dividends will be used by the Custodian to purchase additional Stock for the benefit of Participants.

     Neither the Custodian, the Committee, nor any Employer shall have the responsibility as to the value of the Stock acquired for any Participant's Stock Share Account. The Company's duty to purchase shares of Stock under the Program shall be subject to any and all legal restrictions or limitations imposed at any time by governmental authority, including, but not limited to, the Securities and Exchange Commission, and shall be subject to any other restrictions, limitations or considerations deemed valid by the Company. Accordingly neither the Custodian, the Committee, nor any Employer shall be liable in any way if, as a result of such restrictions, limitations or considerations, the whole amount of funds available in the Participant's Cash Accounts for purchase of Stock is not applied to the purchase of such shares at the time herein otherwise provided or contemplated.


                                    ARTICLE 7
                                  DISTRIBUTIONS

     7.1 A Participant may request a distribution of the entirety of his Account at any time in such manner as established by the Committee. If a Participant receives a distribution from his Account, he may not make contributions to the Program, through payroll deductions or otherwise, until the Purchase Period beginning on first day of the first calendar quarter following the expiration of the twelve (12) month period beginning on the date of distribution.


     7.2 Any Eligible Employee who discontinues his payroll deductions for any calendar month or any Eligible Director who does not contribute $120.00 during any calendar year may not resume making contributions to the Program, through payroll deductions or otherwise, until the Purchase Period beginning on first day of the first calendar quarter following the expiration of the twelve
(12) month period beginning, as the case may be, the last day of the month during which an Eligible Employee discontinued payroll deductions or the last day of the calendar year during which the Eligible Director contributed less than $120.00.

     In addition, a Participant's participation in the Program shall terminate and his Account shall be immediately distributed, in the case of an Eligible Employee, at the time the Eligible Employee terminates employment with the Employer for any reason, and, in the case of an Eligible Director, at the time the Eligible Director's status as a Director terminates for any reason.

     7.3 Notwithstanding the foregoing if, in the case of a Participant who is an Eligible Employee, the Eligible Employee terminates employment with the Employer by reason or death, and, in the case of a Participant who is an Eligible Director, the Eligible Director's status as a Director terminates by reason or death, payment of the Participant's Account shall be made to the Participant's primary beneficiary or, in the event the primary beneficiary does not survive the Participant, the Participant's secondary beneficiary as designated on his Payroll Deduction Authorization Form or Notice of Intention. If no primary beneficiary or secondary beneficiary has been designated, or if such primary beneficiary and secondary beneficiary do not survive the Participant, payment shall be made as soon as practicable to the Participant's duly appointed legal representative after satisfaction of any applicable legal requirements.

     7.4 Upon the distribution of a Participant's Account, certificates for the shares of Stock in the Participant's Stock Share Account shall be delivered to the Participant, together with a check for the net sale proceeds for any fractional share interest he might have and any remaining balance in his Cash Account. The Participant may request that the Custodian sell shares of Stock of the Company then allocated to the Participant's Stock Share Account. A check for the net sale proceeds from any such sale shall be delivered to the Participant. Subject to limitations of applicable law, any such sale may be made to an Employer or to any individual or entity.


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     7.5     No  right  or  interest of any Participant in the Program or in his
Accounts shall be assignable or transferable nor subject to any lien by any legal process for debts or liabilities.

                                    ARTICLE 8
                                  VOTING RIGHTS

     Participants have the rights and powers of ordinary shareholders with respect to the shares of Stock purchased and held for their Account under the Program, including, but not limited to, the right to vote such shares. The Custodian shall cause to be delivered to all Participants, at the time and in the manner such materials are sent to share holders of the Company generally, all reports, proxy solicitation materials and all other disclosure type communications distributed to shareholders generally.

                                    ARTICLE 9
                                    EXPENSES

     The Employers bear the costs of administering the Program, including the payment of the Custodian's published fees and expenses. Broker's fees, commissions, postage, issuance of Stock certificates and other transactional costs actually incurred in connection with the purchase or sale of Stock under the Program will be included in the costs of such Stock to each Participant. No additional costs will be charged to Participants either upon the allocation of Stock to them or upon termination of their participation in the Program.

                                   ARTICLE 10
                             TERMINATION OF PROGRAM

     10.1 The Company reserves the right to amend the Program at any time; however, no amendment shall effect or diminish any Participant's right to the benefit of contributions made by him or his Employer prior to the date of such amendment.

     10.2 The Company intends to maintain the Program indefinitely, but reserves the right to terminate the Program, and each participating Employer reserves the right to terminate its participation in the Program at any time. In such event, there will be no further Participant payroll deductions or contributions and no additional Employer Contributions, but the Company will endeavor to make purchases of Stock out of available funds. The Stock so purchased will be allocated to the Stock Share Accounts of the former Participants in the usual manner. As soon as practicable thereafter, the Custodian will deliver to each former Participant a certificate for all of the allocated full shares of Stock held in his Stock Share Account, together with a check for the net sale proceeds received for any fractional share interest and any remaining balance in his Cash Account.

     10.3 The Company and each Employer reserves the right to suspend Employer Contributions to the Program at any time for any reason. In such event, the Committee shall immediately notify all Participants, stating the effective date and, if determined, the duration of such suspension. During such period of suspension, the Committee may elect to allow Participants, at their option to continue to make contributions to the Program by Participant payroll deductions or direct contributions, but no Employer contributions shall be made with respect to those Participant deductions and contributions. Otherwise, the Program shall continue operations to the extent practical.

     10.4 The Company may suspend or terminate the Program at any time if continuance of the Program would for any reason, be prohibited under federal or state law and/or rules and regulations promulgated there under, even though such prohibition arises because of some act on the part of the Company, including, but not limited to, a distribution of securities. If the Program is suspended for this reason, no additional Employer contributions or Participant payroll deductions or contributions to the Program may be made, and no Stock may be purchased under the Program until the Program is restored to active status. If the Program is terminated for this reason, there will be no further Employer Contributions or Participant payroll deductions or direct Participant contributions to or purchases of Stock under the Program, and the Custodian shall deliver to each former Participant his interest receivable under the Program in a like manner as for any other termination.


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                                   ARTICLE 11
                            MISCELLANEOUS PROVISIONS

     11.1 Subsidiaries of the Company may adopt the Program as an Employer by furnishing satisfactory evidence thereof to the Committee, which in turn shall immediately notify the Company and the Custodian.

     11.2 The Company or the Custodian shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Program.

     11.3 Neither the right to purchase Stock under this Program nor anything in this Program shall impose upon any Employer any obligation to employ or continue to employ any Employee or to retain any Director.

     11.4 When used herein, masculine terms shall be deemed to include the feminine, except when the context indicates to the contrary.

     11.5 As a condition to participation in the Program, Participants agree to be bound by the terms of the Program and the determinations of the Committee.

     11.6 The Company shall not be required to furnish to a Participant any financial information, annual reports, the Company plans, minutes or any other information touching and concerning the affairs of the Company by virtue of a Participant's participation in this Program. The Participant waives his right of inspection of the books and records of the Company.

     11.7 This Program shall be administered in the United States of America and its validity, construction and all rights hereunder shall be governed under the laws of the State of Georgia. If any provision of the Program shall be held invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

     11.8 This Program and the terms and conditions of the Program shall be binding upon the Participant, his executors and administrators, his estate, his heirs at law, and any successors of interest to him.

     IN WITNESS WHEREOF, the Company has caused this Program to be executed by its duly authorized officer, this ____ day of March, 2003.

                                        PAB  BANKSHARES,  INC.


                                        By:  _____________________________
                                        Michael E. Ricketson, President



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                             SECRETARY'S CERTIFICATE


     I,  the  undersigned  Secretary  of  the Company, certify that the forgoing
Program was adopted by resolution of the Board of Directors of the Company at its regularly scheduled meeting held on March 25, 2003 during which a quorum was present and voting.

     This the ____ day of March, 2003.




                                             _____________________________
                                             Denise McKenzie


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